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                                                                      Exhibit 21

                                  SUBSIDIARIES

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
                                                            JURISDICTION OF
                   NAME                               INCORPORATION OR FORMATION
                   ----                               --------------------------
Waddell & Reed Financial Services, Inc.                       Missouri
Waddell & Reed Development, Inc.                              Delaware
Waddell & Reed, Inc.                                          Delaware
Waddell & Reed Investment Management Company                  Kansas
Waddell & Reed Services Company                               Missouri
Waddell & Reed Leasing, Inc.                                  Missouri
Waddell & Reed Distributors, Inc.                             Missouri
W & R Insurance Agency, Inc.                                  Missouri
W & R Insurance Agency of Alabama, Inc.                       Alabama
W & R Insurance Agency of Arkansas, Inc.                      Arkansas
W & R Insurance Agency of Montana, Inc.                       Montana
W & R Insurance Agency of Nevada, Inc.                        Nevada
W & R Insurance Agency of Texas, Inc.                         Texas
W & R Insurance Agency of Utah, Inc.                          Utah
W & R Insurance Agency of Wyoming, Inc.                       Wyoming
Unicon Agency, Inc.                                           New York
Unicon Insurance Agency of Massachusetts, Inc.                Massachusetts
Fiduciary Trust Company of New Hampshire                      New Hampshire
Austin, Calvert & Flavin, Inc.                                Texas
Encino GP Investment Partners, LLC                            Delaware
Legend Group Holdings, LLC                                    Delaware
Legend Advisory Corporation                                   New York
Legend Equities Corporation                                   Delaware
Advisory Services Corporation                                 Nevada
The Legend Group, Inc.                                        Delaware
LEC Insurance Agency, Inc.                                    Texas
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